Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 16 of our report dated November 21, 2003, relating to the statements of operations, stockholders’ deficiency and cash flows for the period September 24, 1998 (Date of Incorporation) to August 31, 2003 and the reference to our firm as experts in the Registration Statement.

Vancouver, Canada	“Amisano Hanson”
September 27, 2006	Chartered Accountants